Exhibit 99

Taubman Centers, Inc.	T 248.258.6800

200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES THIRD QUARTER RESULTS

–	Earnings Impacted by COVID-19 Pandemic

–	All U.S. Properties and Nearly 94 Percent of Tenants Have Reopened

–	U.S. Total Mall Tenant Sales, Traffic and Tenant Revenue Collections Have Improved Each Month Since May

–	Asia Mall Tenant Sales per Square Foot Up

–	Starfield Anseong, Taubman Asia’s Fourth Investment, Opened on October 7 Nearly 100 Percent Leased and Over 90 Percent Occupied

BLOOMFIELD HILLS, Mich., November 9, 2020 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the third quarter of 2020.

	September 30, 2020 Three Months Ended	September 30, 2019 Three Months Ended	September 30, 2020 Nine Months Ended	September 30, 2019 Nine Months Ended
Net income (loss) attributable to common shareowners, diluted (in thousands)	($30,072)(1)	$216,873	($44,269)(1)	$239,223
Net income (loss) attributable to common shareowners (EPS) per diluted common share	($0.49)(1)	$3.48	($0.72)(1)	$3.84
Funds from Operations (FFO) per diluted common share Growth rate	$0.39 (55.7)%	$0.88	$1.47 (43.2)%	$2.59
Adjusted FFO (AFFO) per diluted common share Growth rate	$0.60(2) (30.2)%	$0.86(3)	$1.90(2) (30.7)%	$2.74(3)
(1) Net income (loss) and EPS for the three and nine-month periods ended September 30, 2020 were lower primarily due to the sale of 50 percent of our interest in Starfield Hanam (Hanam, South Korea) and a litigation settlement related to The Mall of San Juan that resulted in the recognition of gains totaling approximately $3.30 per diluted common share in the third quarter of 2019, as well as the disruption associated with the COVID-19 pandemic in 2020. EPS for the three-month period ended September 30, 2020 included an impairment charge related to Stamford Town Center of $0.23 per diluted common share, partially offset by a gain on the transfer of building and improvements of an anchor space of $0.06 per diluted common share. EPS for the nine-month period ended September 30, 2020 also included gains totaling approximately $0.28 per diluted common share related to the sale of 50 percent of our interest in CityOn.Xi’an (Xi’an, China), as well as accelerated amortization of an allowance related to the closing of an anchor space at a U.S. property.
(2) AFFO for the three and nine-month periods ended September 30, 2020 excluded costs related to the Simon Property Group, Inc. transaction, restructuring charges, fluctuations in the fair value of equity securities and adjustments to the previously recognized promote fee (net of tax) related to Starfield Hanam recorded last year. AFFO for the nine-month period ended September 30, 2020 also excluded deferred income tax expense incurred related to the sale of CityOn.Xi’an and costs associated with the Taubman Asia President transition.
(3) AFFO for the three and nine-month periods ended September 30, 2019 excluded restructuring charges, a promote fee (net of tax) related to Starfield Hanam and costs associated with shareholder activism. AFFO for the nine-month period ended September 30, 2019 also excluded pre-closing costs related to the sale of our interest in three Taubman Asia properties to Blackstone and the fluctuation in the fair value of equity securities.

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For the quarter ended September 30, 2020, AFFO per diluted share was $0.60. Disruption related to the COVID-19 pandemic, including mall closures, tenant bankruptcies and nonpayments, significantly impacted third quarter results. Accordingly, the company recognized uncollectible tenant revenues of $28 million at our beneficial interest, or $0.32 per diluted share of AFFO during the quarter. In addition, the company received lease termination income of $19.3 million, at our beneficial interest, or $0.22 per diluted share of AFFO, in the third quarter.

“Operations across our portfolio are steadily improving, despite the continuing impact of the pandemic,” said the company’s Chairman, President and CEO Robert S. Taubman. “All of our properties are open and operating and nearly 94 percent of our U.S. tenants have reopened. Since May, traffic, sales and collections have consistently improved.”

Operating Statistics

Comparable center NOI (comp center NOI) at our beneficial interest, including lease cancellation income, was down 18.3 percent in the third quarter and 14.4 percent year-to-date, using constant currency exchange rates. Excluding lease cancellation income, comp center NOI was down 29 percent in the quarter and down 18.5 percent year-to-date, using constant currency exchange rates. Higher year-over-year uncollectible tenant revenues impacted comp center NOI excluding lease cancellation income by 16.5 percent in the quarter and 12.6 percent year-to-date.

In the U.S., total mall tenant sales have improved every month since May. In addition, tenant sales per square foot in comparable centers improved throughout the third quarter. Excluding Apple and Tesla (two tenants that create volatility in quarterly reporting) sales per square foot were down 16.4 percent in the third quarter, sequentially improving each month, with September down 5.7 percent. In Asia, sales per square foot were up modestly in the third quarter and year-to-date.

Average rent per square foot for the quarter in U.S. comparable centers was $59.28, down 6.4 percent. Year-to-date average rent per square foot in U.S. comparable centers was $60.52, down 4.7 percent. Lower sales-based rents and rent relief (including abatements) related to the COVID-19 pandemic together impacted average rent per square foot by 5.6 percent in the third quarter and 2.4 percent year-to-date.

Ending occupancy in U.S. comparable centers was 89.9 percent on September 30, 2020, down 2.7 percent from September 30, 2019 largely due to tenant bankruptcies related to the COVID-19 pandemic.

Leased space in U.S. comparable centers was 92.6 percent on September 30, 2020, down 3 percent from September 30, 2019.

Financing and Portfolio Activity

The joint venture that owns Starfield Hanam (17.15 percent owned by the company) has fully refinanced its two construction loans that together had a balance of approximately $319 million U.S. dollars (using September 30 exchange rates) and a weighted average effective rate of 2.67 percent.

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In September, the joint venture first repaid the $52 million U.S. dollar construction loan using the property’s available cash.

In October, the joint venture completed two new loans that replace the original construction facilities. The primary new loan is a five-year, non-recourse Korean Won denominated facility with a capacity of approximately $535 million U.S. dollars at current exchange rates. The facility is fully drawn and bears interest at fixed rate of 2.38 percent. This loan is interest-only, until the final year when principal payments are required. The additional facility is a one-year, interest-only, Korean Won denominated loan with a capacity of approximately $9 million U.S. dollars at current exchange rates. This facility is expected to be fully drawn in the fourth quarter and the interest rate will be fixed at that time. These financings have resulted in excess proceeds of approximately $34 million, at our beneficial interest. Together with additional reserves at the property this refinancing is expected to result in the repatriation of $58 million later this year.

In October, the company also completed the sale of Stamford Town Center (Stamford, Conn.), a 50 percent owned joint venture. As a result of the sale, an impairment charge of $19.8 million at our beneficial interest was recognized during the third quarter.

Starfield Anseong Grand Opening

On October 7, the company opened Starfield Anseong (Gyeonggi Province, South Korea) to tremendous enthusiasm from the local community. The one million square foot, modern shopping, entertainment and dining destination, featuring 280 tenants, opened over 90 percent occupied and nearly 100 percent leased. We expect to have 99 percent occupancy by year-end.

Starfield Anseong’s collection of prominent international brands includes Zara, Nike, Uniqlo, H&M, Vans, COS, Guess, Adidas, BMW, Patagonia, Camper, Polo Ralph Lauren, Lacoste, West Elm and Under Armour. The mall is anchored by Shinsegae Factory Store, E-Mart, Toy Kingdom and successful entertainment concepts, including Aquafield, Sports Monster and Megabox, an upscale cinema. Starfield Anseong will serve as the primary shopping destination for Anseong, Asan, Jincheon and Pyeongtaek, four high-growth cities in Greater Seoul.

Early sales and traffic results have been very strong. Starfield Anseong welcomed over one million customers and generated tenant sales of nearly $32 million U.S. dollars within the first ten days following its grand opening. Starfield Anseong is Taubman Asia’s fourth successful development project and its second joint venture with Shinsegae Property.

See Taubman Asia and Shinsegae Group Celebrate the Opening of Starfield Anseong in South Korea Today - Oct. 7, 2020.

COVID-19 Update

Most of Taubman’s U.S. operating properties closed on March 19th, in response to the COVID-19 pandemic, and have reopened gradually with enhanced safety protocols. All U.S. properties and nearly 85 percent of stores had reopened by June 30, 2020. Three of our properties were closed intermittently in the third quarter as a result of state regulations but are once again open. Nearly 94 percent of our tenants have now reopened with traffic, sales, and tenant collections improving each month since May.

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In Asia, CityOn.Xi’an, CityOn.Zhengzhou (Zhengzhou, Henan, China) and Starfield Hanam experienced varying levels of disruption from the pandemic but have largely recovered. In the third quarter NOI at our beneficial interest was essentially flat compared to last year and tenant sales per square foot were up modestly. Over 98 percent of tenants are open throughout the three properties.

The company has taken several actions to enhance liquidity due to the disruption caused by the COVID-19 pandemic. U.S. planned capital expenditures for the year have been lowered by approximately $135 million, at our beneficial interest, which represents a reduction of nearly 65 percent from the original budget. In Asia, the only material capital spending this year has been related to the completion of Starfield Anseong, which has been funded by the construction loan.

Operating expenses for the year are expected to be reduced by about $17 million at our beneficial interest. In addition, the company did not pay a dividend on its common stock in the second or third quarter, preserving approximately $120 million of cash.

These initiatives, coupled with improving operations, have significantly enhanced the company’s liquidity position. Total liquidity, which includes cash on hand and borrowing capacity under our lines of credit, was $455 million at the end of the third quarter, up about $90 million from June 30, 2020.

Investor Conference Call

Due to the pending transaction with Simon Property Group, which is currently the subject of litigation, the company will not host a conference call to review the third quarter 2020 financial results.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet malls in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,”, “we”, “us”, “our”, “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements.

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Forward-looking statements involve significant known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the COVID-19 pandemic and related challenges, risks and uncertainties which have had, and may continue to have, direct and indirect adverse impacts on the general economy, mall environment, tenants, customers, and employees, as well as mall and tenant operations (including the ability to remain open) and operating procedures, occupancy, anchor and mall tenant sales, sales-based rent, rent collection, leasing and negotiated rents, mall development and redevelopment activities and the fair value of assets (increasing the likelihood of future impairment charges); future economic performance, including stabilization and recovery from the impact of the COVID-19 pandemic; savings due to cost-cutting measures; payments of dividends and the sufficiency of cash to meet operational needs; changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the mall industry; challenges with department stores; changes in consumer shopping behavior, including accelerated trends resulting from the COVID-19 pandemic; the liquidity of real estate investments; Taubman’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact Taubman’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining Taubman’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; changes in global, national, regional and/or local economic and geopolitical climates; the outcome of any litigation between Taubman and Simon Property Group, Inc. (“Simon”) related to the proposed transactions between Taubman and Simon, including the litigation in the State of Michigan Circuit Court for the Sixth Judicial Circuit (Oakland County); the outcome of any shareholder litigation related to the proposed transactions, and insurance coverage for liabilities of Taubman or its directors, if any, thereunder; the inability to complete the proposed transactions due to the failure to satisfy any conditions to completion of the proposed transactions; the risk that a condition to closing of the transaction may not be satisfied; Simon’s and Taubman’s ability to consummate the transaction; the possibility that the anticipated benefits from the transaction will not be fully realized; the ability of Taubman to retain key personnel and maintain relationships with business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which
Taubman operates, as detailed from time to time in Taubman’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Taubman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and subsequent reports filed with the Securities and Exchange Commission. Taubman cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Taubman or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication or the date otherwise specified herein. Taubman does not undertake any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

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CONTACTS:
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended September 30, 2020 and 2019
(in thousands of dollars, except as indicated)	Three Months Ended		Year to Date
	2020	2019	2020	2019
Net income (loss)	(36,648)	316,390	(41,959)	363,005
Noncontrolling share of income (loss) of consolidated joint ventures	308	(958)	(1,015)	(3,219)
Noncontrolling share of (income) loss of TRG	12,052	(93,690)	16,653	(103,899)
Distributions to participating securities of TRG		(597)	(595)	(1,817)
Preferred stock dividends	(5,784)	(5,784)	(17,353)	(17,353)
Net income (loss) attributable to Taubman Centers, Inc. common shareholders	(30,072)	215,361	(44,269)	236,717
Net income (loss) per common share - basic	(0.49)	3.52	(0.72)	3.87
Net income (loss) per common share - diluted	(0.49)	3.48	(0.72)	3.84
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	34,458	78,387	130,379	228,470
Funds from Operations attributable to TCO's common shareholders (1)	24,226	54,747	91,316	160,544
Funds from Operations per common share - basic (1)	0.39	0.89	1.48	2.62
Funds from Operations per common share - diluted (1)	0.39	0.88	1.47	2.59
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	53,640	75,977	168,542	241,489
Adjusted Funds from Operations attributable to TCO's common shareholders (1)	37,719	53,064	118,108	169,648
Adjusted Funds from Operations per common share - basic (1)	0.61	0.87	1.92	2.77
Adjusted Funds from Operations per common share - diluted (1)	0.60	0.86	1.90	2.74
Weighted average number of common shares outstanding - basic	61,696,565	61,211,249	61,512,816	61,169,279
Weighted average number of common shares outstanding - diluted	61,696,565	62,245,414	61,512,816	62,232,496
Common shares outstanding at end of period	61,723,103	61,213,170
Weighted average units - Operating Partnership - basic	87,713,880	87,641,965	87,696,394	87,097,595
Weighted average units - Operating Partnership - diluted	88,874,258	88,676,130	88,807,212	88,160,812
Units outstanding at end of period - Operating Partnership	87,719,766	87,643,886
Ownership percentage of the Operating Partnership at end of period	70.4%	69.8%
Number of owned shopping centers at end of period	24	24
Operating Statistics:
NOI at 100% - comparable centers - growth % (1)(2)	(16.9)%	(2.5)%	(14.4)%	(1.3)%
NOI at 100% - comparable centers including lease cancellation income at constant currency - growth % (1)	(16.9)%		(14.0)%
NOI at 100% - comparable centers excluding lease cancellation income - growth % (1)(2)	(27.2)%	(1.5)%	(18.3)%	0.3%
NOI at 100% - comparable centers excluding lease cancellation income at constant currency - growth % (1)(2)	(27.2)%	(0.9)%	(17.9)%	1.1%
Beneficial interest in NOI - comparable centers including lease cancellation income - growth % (1)	(18.3)%		(14.5)%
Beneficial interest in NOI - comparable centers including lease cancellation income at constant currency - growth % (1)	(18.3)%		(14.4)%
Beneficial interest in NOI - comparable centers excluding lease cancellation income - growth % (1)	(29.0)%		(18.7)%
Beneficial interest in NOI - comparable centers excluding lease cancellation income at constant currency - growth % (1)	(29.0)%		(18.5)%
Beneficial interest in NOI - total portfolio excluding lease cancellation income - growth % (1)(2)	(33.9)%	0.7%	(22.8)%	3.6%
Average rent per square foot - U.S. Consolidated Businesses (3)	65.24	70.52	68.45	70.97
Average rent per square foot - U.S. UJVs (3)	53.23	56.03	52.44	55.91
Average rent per square foot - Combined U.S. centers (3)	59.28	63.36	60.52	63.48
Average rent per square foot growth % - U.S. comparable centers (3)	(6.4)%		(4.7)%
Ending occupancy - all U.S. centers	88.5%	91.7%
Ending occupancy - U.S. comparable centers (3)	89.9%	92.6%
Leased space - all U.S. centers	91.1%	94.7%
Leased space - U.S. comparable centers (3)	92.6%	95.6%
Mall tenant sales - all U.S. centers (4)	938,843	1,570,828	2,690,070	4,776,719
Mall tenant sales - U.S. comparable centers (3)(4)	836,342	1,376,324	2,366,916	4,263,932
			12-Months Trailing
Operating Statistics:			2020	2019
Mall tenant sales - all U.S. centers (4)			4,828,525	6,741,322
Mall tenant sales - U.S. comparable centers (3)(4)			4,233,859	6,063,124
Sales per square foot - U.S. comparable centers (3)(4)			790	980
All U.S. centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - U.S. Consolidated Businesses			19.0%	13.2%
Mall tenant occupancy costs as a percentage of tenant sales - U.S. UJVs			15.6%	11.7%
Mall tenant occupancy costs as a percentage of tenant sales - Combined U.S. centers			17.3%	12.5%
U.S. comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - U.S. Consolidated Businesses			18.4%	12.8%
Mall tenant occupancy costs as a percentage of tenant sales - U.S. UJVs			15.4%	11.5%
Mall tenant occupancy costs as a percentage of tenant sales - Combined U.S. centers			17.0%	12.2%
(1) See 'Use of Non-GAAP Financial Measures' for the definition and use of EBITDA, NOI, and FFO.
(2) Statistics exclude non-comparable centers as defined in the respective periods and have not been subsequently restated for changes in the pools of comparable centers.
(3) Statistics exclude non-comparable centers for all periods presented. The September 30, 2019 statistics have been restated to include comparable centers to 2020.
(4) Based on reports of sales furnished by mall tenants. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended September 30, 2020 and 2019
(in thousands of dollars)
	2020		2019
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues	122,817	125,744	141,213	138,960
Overage rents	540	3,219	3,865	6,736
Management, leasing, and development services	440		1,927
Other	7,201	4,334	15,501	7,413
Total revenues	130,998	133,297	162,506	153,109

EXPENSES:
Maintenance, taxes, utilities, and promotion	37,053	44,558	40,786	45,274
Other operating	13,289	5,147	19,753	6,412
Management, leasing, and development services	435		1,895
General and administrative	7,048		9,632
Restructuring charges	2,395		876
Simon Property Group, Inc. transaction costs	17,060
Impairment charge		39,668
Costs associated with shareholder activism			675
Interest expense	33,052	34,927	37,695	35,398
Depreciation and amortization	49,235	34,983	47,849	33,865
Total expenses	159,567	159,283	159,161	120,949

Nonoperating income, net	1,694	11,804	11,108	5,657
	(26,875)	(14,182)	14,453	37,817
Income tax expense	(37)	(3,425)	(2,021)	(2,266)
Equity in income (loss) of UJVs	(9,736)		20,252
Gains on partial dispositions of ownership interests in UJVs, net of tax			138,696
Gains on remeasurements of ownership interests in UJVs			145,010
Net income (loss)	(36,648)	(17,607)	316,390	35,551
Net income/loss attributable to noncontrolling interests:
Noncontrolling share of income (loss) of consolidated joint ventures	308		(958)
Noncontrolling share of (income) loss of TRG	12,052		(93,690)
Distributions to participating securities of TRG			(597)
Preferred stock dividends	(5,784)		(5,784)
Net income (loss) attributable to Taubman Centers, Inc. common shareholders	(30,072)		215,361

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	55,412	55,728	383,703	107,080
EBITDA - outside partners' share	(4,404)	(32,180)	(5,623)	(50,377)
Beneficial interest in EBITDA	51,008	23,548	378,080	56,703
Gain on transfer of building and improvements		(5,600)	(10,095)
Beneficial share of impairment charge		19,834
Gains on partial dispositions of ownership interests in UJVs			(138,696)
Gains on remeasurements of ownership interests in UJVs			(145,010)
Beneficial interest expense	(30,319)	(16,127)	(34,851)	(17,798)
Beneficial income tax expense - TRG and TCO	(37)	(933)	(2,021)	(991)
Beneficial income tax expense - TCO	11
Non-real estate depreciation	(1,143)		(1,150)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	13,736	20,722	40,473	37,914

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	441	(1,543)	1,712	(422)
The Mall at Green Hills purchase accounting adjustments - rental revenues	24		13
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		235		61
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(377)		(639)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(528)		(528)

(1) With the exception of the Supplemental Information, amounts include 100% of the UJVs. Amounts are net of intercompany transactions. The UJVs are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

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TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Nine Months Ended September 30, 2020 and 2019
(in thousands of dollars)
	2020		2019
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues	377,693	371,282	432,508	410,613
Overage rents	5,506	11,965	8,719	18,279
Management, leasing, and development services	1,830		4,035
Other	23,963	17,697	39,056	20,779
Total revenues	408,992	400,944	484,318	449,671

EXPENSES:
Maintenance, taxes, utilities, and promotion	110,315	133,524	118,506	132,413
Other operating	44,223	18,448	60,210	18,786
Management, leasing, and development services	1,587		2,917
General and administrative	22,587		26,762
Restructuring charges	2,757		1,585
Simon Property Group, Inc. transaction costs	32,505
Impairment charge		39,668
Costs associated with shareholder activism			16,675
Interest expense	101,254	104,101	112,590	103,581
Depreciation and amortization	162,769	102,846	137,064	103,177
Total expenses	477,997	398,587	476,309	357,957

Nonoperating income, net	1,332	12,628	26,468	6,981
	(67,673)	14,985	34,477	98,695
Income tax expense	(545)	(6,653)	(4,924)	(6,635)
Equity in income of UJVs	836		49,746
Gains on partial dispositions of ownership interests in UJVs, net of tax	11,277		138,696
Gains on remeasurements of ownership interests in UJVs	14,146		145,010
Net income (loss)	(41,959)	8,332	363,005	92,060
Net income/loss attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,015)		(3,219)
Noncontrolling share of (income) loss of TRG	16,653		(103,899)
Distributions to participating securities of TRG	(595)		(1,817)
Preferred stock dividends	(17,353)		(17,353)
Net income (loss) attributable to Taubman Centers, Inc. common shareholders	(44,269)		236,717

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	223,255	221,932	567,837	305,453
EBITDA - outside partners' share	(15,126)	(122,990)	(18,475)	(146,640)
Beneficial interest in EBITDA	208,129	98,942	549,362	158,813
Gain on insurance recoveries - The Mall of San Juan			(1,418)
Gain on transfer of building and improvements		(5,600)	(10,095)
Beneficial share of impairment charge		19,834
Gains on partial dispositions of ownership interests in UJVs	(12,759)		(138,696)
Gains on remeasurements of ownership interests in UJVs	(14,146)		(145,010)
Beneficial interest expense	(92,977)	(48,487)	(103,692)	(52,579)
Beneficial income tax expense - TRG and TCO	(545)	(1,362)	(4,735)	(2,680)
Beneficial income tax expense - TCO	30
Non-real estate depreciation	(3,327)		(3,447)
Preferred dividends and distributions	(17,353)		(17,353)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	67,052	63,327	124,916	103,554

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	(2,487)	(2,097)	4,427	181
The Mall at Green Hills purchase accounting adjustments - rental revenues	43		61
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		346		257
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(1,018)		(816)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(1,584)		(1,056)

(1) With the exception of the Supplemental Information, amounts include 100% of the UJVs. Amounts are net of intercompany transactions. The UJVs are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

In this press release, the terms "we", "us", and "our" refer to Taubman Centers, Inc. (TCO), The Taubman Realty Group Limited Partnership (TRG), and/or TRG's subsidiaries as the context may require.

We use certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income (NOI), beneficial interest in NOI, and Funds from Operations (FFO). These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings (loss) before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents our share of the earnings (loss) before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. We believe EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

We use NOI as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. We define NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Beneficial interest in NOI represents our share of NOI (as previously defined) of our consolidated and unconsolidated businesses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. We also use NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. We generally provide separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from comparable center statistics as a result of Hurricane Maria given that the center's performance has been and is expected to continue to be materially impacted for the foreseeable future. Stamford Town Center has also been excluded from comparable center statistics as the center was being marketed for sale until it was ultimately sold in October 2020. We also use NOI excluding lease cancellation income using constant currency exchange rates as an alternative measure because exchange rates may vary significantly from period to period, which can affect comparability and trend analysis.

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (calculated in accordance with Generally Accepted Accounting Principles (GAAP)), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We believe that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, we and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. We primarily use FFO in measuring performance and in formulating corporate goals and compensation.

We may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. We believe the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. The following table summarizes adjustments to FFO and EBITDA for the three and nine months ended September 30, 2020 and 2019:

	FFO				EBITDA
	Three Months Ended		Year to Date		Three Months Ended		Year to Date
	2020	2019	2020	2019	2020	2019	2020	2019
Simon Property Group, Inc. transaction costs	•		•		•		•
Costs associated with shareholder activism		•		•		•		•
Restructuring charges	•	•	•	•	•	•	•	•
Costs related to Blackstone transactions			•	•				•
Taubman Asia President transition costs			•				•
Promote fee - Starfield Hanam	•	•	•	•	•	•	•	•
Fluctuation in fair value of equity securities	•		•	•	•		•	•
Gains on partial dispositions of ownership interests in UJVs						•	•	•
Gains on remeasurements of ownership interests in UJVs						•	•	•
Gain on insurance recoveries - The Mall of San Juan								•
Gain on transfer of building and improvements					•	•	•	•
Beneficial share of impairment charge					•		•
These non-GAAP measures as presented by us are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income (loss) or as an indicator of our operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

We also provide our beneficial interest in certain financial information of our UJVs. This beneficial information is derived as our ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving our beneficial interest in this manner may not accurately depict the legal and economic implications of holding a noncontrolling interest in the investee.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareholders to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended September 30, 2020 and 2019
(in thousands of dollars except as noted; may not add or recalculate due to rounding)
	2020			2019
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income (loss) attributable to TCO common shareholders - basic	(30,072)	61,696,565	(0.49)	215,361	61,211,249	3.52
Add distributions to participating securities of TRG				597	871,262
Add impact of share-based compensation				915	162,903
Net income (loss) attributable to TCO common shareholders - diluted	(30,072)	61,696,565	(0.49)	216,873	62,245,414	3.48
Add TCO's additional income tax expense	11		—
Add depreciation of TCO's additional basis	1,482		0.02	1,617		0.03
Net income (loss) attributable to TCO common shareholders, excluding step-up depreciation and additional income tax expense	(28,579)	61,696,565	(0.46)	218,490	62,245,414	3.51
Add noncontrolling share of income (loss) of TRG	(12,052)	26,306,431		93,690	26,430,716
Add distributions to participating securities of TRG		871,262
Net income (loss) attributable to partnership unitholders and participating securities of TRG	(40,631)	88,874,258	(0.46)	312,180	88,676,130	3.52
Add (less) depreciation and amortization:
Consolidated businesses at 100%	49,235		0.55	47,849		0.54
Depreciation of TCO's additional basis	(1,482)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,979)		(0.02)	(1,821)		(0.02)
Share of UJVs	16,224		0.18	17,662		0.20
Non-real estate depreciation	(1,143)		(0.01)	(1,150)		(0.01)
Less gain on transfer of building and improvements	(5,600)		(0.06)	(10,095)		(0.11)
Add beneficial share of impairment charge	19,834		0.22
Less gain on partial disposition of ownership interest in UJV				(138,696)		(1.56)
Less gain on remeasurement of ownership interest in UJV				(145,010)		(1.64)
Less impact of share-based compensation				(915)		(0.01)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	34,458	88,874,258	0.39	78,387	88,676,130	0.88
TCO's average ownership percentage of TRG - basic (1)	70.3%			69.8%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax expense	24,237		0.39	54,747		0.88
Less TCO's additional income tax expense	(11)		—
Funds from Operations attributable to TCO's common shareholders (1)	24,226		0.39	54,747		0.88

Funds from Operations attributable to partnership unitholders and participating securities of TRG	34,458	88,874,258	0.39	78,387	88,676,130	0.88
Simon Property Group, Inc. transaction costs	17,060		0.19
Costs associated with shareholder activism				675		0.01
Restructuring charges	2,395		0.03	876		0.01
Promote fee, net of tax - Starfield Hanam (2)	329		—	(3,961)		(0.04)
Fluctuation in fair value of equity securities	(602)		(0.01)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	53,640	88,874,258	0.60	75,977	88,676,130	0.86
TCO's average ownership percentage of TRG - basic (3)	70.3%			69.8%
Adjusted Funds from Operations attributable to TCO's common shareholders, excluding additional income tax expense	37,730		0.60	53,064		0.86
Less TCO's additional income tax expense	(11)		—
Adjusted Funds from Operations attributable to TCO's common shareholders (3)	37,719		0.60	53,064		0.86

(1) For the three months ended September 30, 2020, Funds from Operations attributable to TCO's common shareholders was $23,910 using TCO's diluted average ownership percentage of TRG of 69.4%. For the three months ended September 30, 2019, Funds from Operations attributable to TCO's common shareholders was $54,109 using TCO's diluted average ownership percentage of TRG of 69.0%.

(2) For the nine months ended September 30, 2020, includes a reduction of $0.3 million of promote fee income related to the previously recognized promote fee, net of tax, for Starfield Hanam, which was recorded within Equity in Income (Loss) of UJVs in our Statement of Operations and Comprehensive Income (Loss). For the three months ended September 30, 2019, includes $4.8 million of promote fee income related to Starfield Hanam less $0.9 million of income tax expense, which have been recorded within Equity in Income (Loss) of UJVs and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) For the three months ended September 30, 2020, Adjusted Funds from Operations attributable to TCO's common shareholders was $37,226 using TCO's diluted average ownership percentage of TRG of 69.4%. For the three months ended September 30, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $52,445 using TCO's diluted average ownership percentage of TRG of 69.0%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareholders to Funds from Operations and Adjusted Funds from Operations
For the Nine Months Ended September 30, 2020 and 2019
(in thousands of dollars except as noted; may not add or recalculate due to rounding)	2020			2019
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income (loss) attributable to TCO common shareholders - basic	(44,269)	61,512,816	(0.72)	236,717	61,169,279	3.87
Add distributions to participating securities of TRG				1,817	871,262
Add impact of share-based compensation				689	191,955
Net income (loss) attributable to TCO common shareholders - diluted	(44,269)	61,512,816	(0.72)	239,223	62,232,496	3.84
Add TCO's additional income tax expense	30		—
Add depreciation of TCO's additional basis	4,444		0.07	4,851		0.08
Net income (loss) attributable to TCO common shareholders, excluding step-up depreciation and additional income tax expense	(39,795)	61,512,816	(0.65)	244,074	62,232,496	3.92
Add noncontrolling share of income (loss) of TRG	(16,653)	26,423,134		103,899	25,928,316
Add distributions to participating securities of TRG	595	871,262
Net income (loss) attributable to partnership unitholders and participating securities of TRG	(55,853)	88,807,212	(0.63)	347,973	88,160,812	3.95
Add (less) depreciation and amortization:
Consolidated businesses at 100%	162,769		1.83	137,064		1.55
Depreciation of TCO's additional basis	(4,444)		(0.05)	(4,851)		(0.06)
Noncontrolling partners in consolidated joint ventures	(5,834)		(0.07)	(6,169)		(0.07)
Share of UJVs	48,257		0.54	53,808		0.61
Non-real estate depreciation	(3,327)		(0.03)	(3,447)		(0.04)
Less gain on insurance recoveries - The Mall of San Juan				(1,418)		(0.02)
Less gain on transfer of building and improvements	(5,600)		(0.06)	(10,095)		(0.11)
Add beneficial share of impairment charge	19,834		0.22
Less gains on partial dispositions of ownership interests in UJVs, net of tax	(11,277)		(0.13)	(138,696)		(1.57)
Less gains on remeasurements of ownership interests in UJVs	(14,146)		(0.16)	(145,010)		(1.64)
Less impact of share-based compensation				(689)		(0.01)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	130,379	88,807,212	1.47	228,470	88,160,812	2.59
TCO's average ownership percentage of TRG - basic (1)	70.1%			70.2%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax expense	91,346		1.47	160,544		2.59
Less TCO's additional income tax expense	(30)		—
Funds from Operations attributable to TCO's common shareholders (1)	91,316		1.47	160,544		2.59

Funds from Operations attributable to partnership unitholders and participating securities of TRG	130,379	88,807,212	1.47	228,470	88,160,812	2.59
Simon Property Group, Inc. transaction costs	32,505		0.37
Costs associated with shareholder activism				16,675		0.19
Restructuring charges	2,757		0.03	1,585		0.02
Costs related to Blackstone transactions (2)	1,113		0.01	2,066		0.02
Taubman Asia President transition costs	244		—
Promote fee, net of tax - Starfield Hanam (3)	611		0.01	(3,961)		(0.04)
Fluctuation in fair value of equity securities	933		0.01	(3,346)		(0.04)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	168,542	88,807,212	1.90	241,489	88,160,812	2.74
TCO's average ownership percentage of TRG - basic (4)	70.1%			70.2%
Adjusted Funds from Operations attributable to TCO's common shareholders, excluding additional income tax expense	118,138		1.90	169,648		2.74
Less TCO's additional income tax expense	(30)		—
Adjusted Funds from Operations attributable to TCO's common shareholders (1)	118,108		1.90	169,648		2.74

(1) For the nine months ended September 30, 2020, Funds from Operations attributable to TCO's common shareholders was $90,175 using TCO's diluted average ownership percentage of TRG of 69.3%. For the nine months ended September 30, 2019, Funds from Operations attributable to TCO's common shareholders was $158,583 using TCO's diluted average ownership percentage of TRG of 69.4%.

(2) For the nine months ended September 30, 2020, includes $1.1 million of deferred income tax expense related to the Blackstone transactions, which has been recorded within Income Tax Expense in our Statement of Operations and Comprehensive Income (Loss). For the nine months ended September 30, 2019, includes $0.5 million of disposition costs and $1.6 million of deferred income tax expense related to the Blackstone transactions, which have been recorded within Nonoperating Income (Expense) and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) For the nine months ended September 30, 2020, includes a reduction of $0.6 million of promote fee income related to the previously recognized promote fee, net of tax, for Starfield Hanam, which have been recorded within Equity in Income (Loss) of UJVs in our Statement of Operations and Comprehensive Income (Loss). For the nine months ended September 30, 2019, includes $4.8 million of promote fee income related to Starfield Hanam less $0.9 million of income tax expense, which have been recorded within Equity in Income (Loss) of UJVs and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(4) For the nine months ended September 30, 2020, Adjusted Funds from Operations attributable to TCO's common shareholders was $116,628 using TCO's diluted average ownership percentage of TRG of 69.3%. For the nine months ended September 30, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $167,578 using TCO's diluted average ownership percentage of TRG of 69.4%.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended September 30, 2020 and 2019
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)
	Three Months Ended		Year to Date
	2020	2019	2020	2019
Net income (loss)	(36,648)	316,390	(41,959)	363,005

Add (less) depreciation and amortization:
Consolidated businesses at 100%	49,235	47,849	162,769	137,064
Noncontrolling partners in consolidated joint ventures	(1,979)	(1,821)	(5,834)	(6,169)
Share of UJVs	16,224	17,662	48,257	53,808

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	33,052	37,695	101,254	112,590
Noncontrolling partners in consolidated joint ventures	(2,733)	(2,844)	(8,277)	(8,898)
Share of UJVs	16,127	17,798	48,487	52,579
Income tax expense:
Consolidated businesses at 100%	37	2,021	545	4,924
Noncontrolling partners in consolidated joint ventures				(189)
Share of UJVs	933	991	1,362	2,680
Share of income tax expense on dispositions of ownership interests			1,482

Less noncontrolling share of (income) loss of consolidated joint ventures	308	(958)	(1,015)	(3,219)

Beneficial interest in EBITDA	74,556	434,783	307,071	708,175

TCO's average ownership percentage of TRG - basic	70.3%	69.8%	70.1%	70.2%

Beneficial interest in EBITDA attributable to TCO	52,472	303,663	215,257	496,283

Beneficial interest in EBITDA	74,556	434,783	307,071	708,175

Add (less):
Simon Property Group, Inc. transaction costs	17,060		32,505
Costs associated with shareholder activism		675		16,675
Restructuring charges	2,395	876	2,757	1,585
Disposition costs related to Blackstone transactions				487
Taubman Asia President transition costs			244
Promote fee - Starfield Hanam	329	(4,820)	638	(4,820)
Fluctuation in fair value of equity securities	(602)		933	(3,346)
Gains on partial dispositions of ownership interests in UJVs		(138,696)	(12,759)	(138,696)
Gains on remeasurements of ownership interests in UJVs		(145,010)	(14,146)	(145,010)
Gain on insurance recoveries - The Mall of San Juan				(1,418)
Gain on transfer of building and improvements	(5,600)	(10,095)	(5,600)	(10,095)
Beneficial share of impairment charge	19,834		19,834

Adjusted Beneficial interest in EBITDA	107,972	137,713	331,477	423,537

TCO's average ownership percentage of TRG - basic	70.3%	69.8%	70.1%	70.2%

Adjusted Beneficial interest in EBITDA attributable to TCO	75,846	96,182	232,365	297,496

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income (Loss) to Net Operating Income (NOI)
For the Periods Ended September 30, 2020, 2019, and 2018
(in thousands of dollars)	Three Months Ended					Three Months Ended
	2020		2019		Growth %	2019		2018		Growth %
Net income (loss)	(36,648)		316,390			316,390		38,115
Add (less) depreciation and amortization:
Consolidated businesses at 100%	49,235		47,849			47,849		46,307
Noncontrolling partners in consolidated joint ventures	(1,979)		(1,821)			(1,821)		(1,911)
Share of UJVs	16,224		17,662			17,662		17,190
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	33,052		37,695			37,695		33,396
Noncontrolling partners in consolidated joint ventures	(2,733)		(2,844)			(2,844)		(2,984)
Share of UJVs	16,127		17,798			17,798		17,093
Income tax expense:
Consolidated businesses at 100%	37		2,021			2,021		(996)
Noncontrolling partners in consolidated joint ventures								(51)
Share of UJVs	933		991			991		1,023
Less noncontrolling share of loss (income) of consolidated joint ventures	308		(958)			(958)		(1,564)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	4,404		5,623			5,623		6,510
EBITDA attributable to outside partners in UJVs	32,180		50,377			50,377		48,438
EBITDA at 100%	111,140		490,783			490,783		200,566
Add (less) items excluded from shopping center NOI:
General and administrative expenses	7,048		9,632			9,632		8,530
Management, leasing, and development services, net	(5)		(32)			(32)		(384)
Simon Property Group, Inc. transaction costs	17,060
Restructuring charges	2,395		876			876
Costs associated with shareholder activism			675			675		1,500
Straight-line of rents	1,661		(809)			(809)		(2,292)
Nonoperating income, net	(13,498)		(16,765)			(16,765)		(9,263)
Gain on partial disposition of ownership interest in UJV			(138,696)			(138,696)
Gain on remeasurement of ownership interest in UJV			(145,010)			(145,010)
Impairment charge	39,668
Unallocated operating expenses and other	3,850		6,749			6,749		8,131
NOI at 100% - total portfolio	169,319		207,403			207,403		206,788
Less - NOI of non-comparable centers	(14,677)	(1)	(21,295)	(1)		(18,731)	(2)	(13,187)	(3)
NOI at 100% - comparable centers	154,642		186,108		(16.9)%	188,672		193,601		(2.5)%
Foreign currency exchange rate fluctuation adjustment	(77)
NOI at 100% - comparable centers including lease cancellation income at constant currency	154,565		186,108		(16.9)%

NOI at 100% - comparable centers	154,642		186,108			188,672		193,601
Less lease cancellation income - comparable centers	(19,843)		(1,045)			(1,045)		(3,041)
NOI at 100% - comparable centers excluding lease cancellation income	134,799		185,063		(27.2)%	187,627		190,560		(1.5)%
Foreign currency exchange rate fluctuation adjustment	(77)					1,202
NOI at 100% - comparable centers excluding lease cancellation income at constant currency	134,722		185,063		(27.2)%	188,829		190,560		(0.9)%

NOI at 100% - comparable centers	154,642		186,108
Less NOI of comparable centers attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(48,832)		(56,577)
Beneficial interest in NOI - comparable centers including lease cancellation income	105,810		129,531		(18.3)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	(15)
Beneficial interest in NOI - comparable centers including lease cancellation income at constant currency	105,795		129,531		(18.3)%

NOI at 100% - comparable centers excluding lease cancellation income	134,799		185,063
Less NOI of comparable centers excluding lease cancellation income attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(43,401)		(56,271)
Beneficial interest in NOI - comparable centers excluding lease cancellation income	91,398		128,792		(29.0)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	(15)
Beneficial interest in NOI - comparable centers excluding lease cancellation income at constant currency	91,383		128,792		(29.0)%

NOI at 100% - total portfolio	169,319		207,403			207,403		206,788
Less lease cancellation income - total portfolio	(25,953)		(2,407)			(2,407)		(3,822)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs excluding lease cancellation income - total portfolio	(45,202)		(56,393)			(56,393)		(55,345)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	98,164		148,603		(33.9)%	148,603		147,621		0.7%

(1) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, Stamford Town Center, and Taubman Prestige Outlets Chesterfield.
(2) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3) Includes Beverly Center, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 8 - Reconciliation of Net Income (Loss) to Net Operating Income (NOI)
For the Periods Ended September 30, 2020, 2019, and 2018
(in thousands of dollars)	Year to Date					Year to Date
	2020		2019		Growth %	2019		2018		Growth %
Net income (loss)	(41,959)		363,005			363,005		102,804
Add (less) depreciation and amortization:
Consolidated businesses at 100%	162,769		137,064			137,064		124,325
Noncontrolling partners in consolidated joint ventures	(5,834)		(6,169)			(6,169)		(5,480)
Share of UJVs	48,257		53,808			53,808		51,570
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	101,254		112,590			112,590		97,242
Noncontrolling partners in consolidated joint ventures	(8,277)		(8,898)			(8,898)		(9,023)
Share of UJVs	48,487		52,579			52,579		51,107
Income tax expense:
Consolidated businesses at 100%	545		4,924			4,924		(784)
Noncontrolling partners in consolidated joint ventures			(189)			(189)		(134)
Share of UJVs	1,362		2,680			2,680		2,387
Share of income tax expense on disposition of ownership interests	1,482
Less noncontrolling share of income of consolidated joint ventures	(1,015)		(3,219)			(3,219)		(4,388)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	15,126		18,475			18,475		19,025
EBITDA attributable to outside partners in UJVs	122,990		146,640			146,640		145,671
EBITDA at 100%	445,187		873,290			873,290		574,322
Add (less) items excluded from shopping center NOI:
General and administrative expenses	22,587		26,762			26,762		25,545
Management, leasing, and development services, net	(243)		(1,118)			(1,118)		(1,294)
Simon Property Group, Inc. transaction costs	32,505
Restructuring charges	2,757		1,585			1,585		(423)
Costs associated with shareholder activism			16,675			16,675		10,000
Straight-line of rents	4,729		(5,993)			(5,993)		(9,706)
Nonoperating income, net	(13,960)		(33,449)			(33,449)		(15,349)
Gains on partial dispositions of ownership interests in UJVs	(12,759)		(138,696)			(138,696)
Gains on remeasurements of ownership interests in UJVs	(14,146)		(145,010)			(145,010)
Impairment charge	39,668
Unallocated operating expenses and other	13,826		22,871			22,871		24,654
NOI at 100% - total portfolio	520,151		616,917			616,917		607,749
Less - NOI of non-comparable centers	(41,434)	(1)	(57,636)	(1)		(48,662)	(2)	(32,015)	(3)
NOI at 100% - comparable centers	478,717		559,281		(14.4)%	568,255		575,734		(1.3)%
Foreign currency exchange rate fluctuation adjustment	2,075
NOI at 100% - comparable centers including lease cancellation income at constant currency	480,792		559,281		(14.0)%

NOI at 100% - comparable centers	478,717		559,281			568,255		575,734
Less lease cancellation income - comparable centers	(26,938)		(6,488)			(7,480)		(16,785)
NOI at 100% - comparable centers excluding lease cancellation income	451,779		552,793		(18.3)%	560,775		558,949		0.3%
Foreign currency exchange rate fluctuation adjustment	2,075					4,572
NOI at 100% - comparable centers excluding lease cancellation income at constant currency	453,854		552,793		(17.9)%	565,347		558,949		1.1%

NOI at 100% - comparable centers	478,717		559,281
Less NOI of comparable centers attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(145,357)		(169,181)
Beneficial interest in NOI - comparable centers including lease cancellation income	333,360		390,100		(14.5)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	436
Beneficial interest in NOI - comparable centers including lease cancellation income at constant currency	333,796		390,100		(14.4)%

NOI at 100% - comparable centers excluding lease cancellation income	451,779	(1)	552,793	(1)
Less NOI of comparable centers excluding lease cancellation income attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(138,580)		(167,770)
Beneficial interest in NOI - comparable centers excluding lease cancellation income	313,199		385,023		(18.7)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	436
Beneficial interest in NOI - comparable centers excluding lease cancellation income at constant currency	313,635		385,023		(18.5)%

NOI at 100% - total portfolio	520,151		616,917			616,917		607,749
Less lease cancellation income - total portfolio	(33,695)		(10,407)			(10,407)		(19,667)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs excluding lease cancellation income - total portfolio	(145,973)		(165,307)			(165,307)		(162,184)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	340,483		441,203		(22.8)%	441,203		425,898		3.6%

(1) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, Stamford Town Center, and Taubman Prestige Outlets Chesterfield.
(2) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3) Includes Beverly Center, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/16

TAUBMAN CENTERS, INC.
Table 9 - Debt Summary
As of September 30, 2020
(in millions of dollars, amounts may not add due to rounding)
	Ownership %	Amortizing (A)/		Maturity		100%		Beneficial Interest		Effective Rate		LIBOR Rate
Consolidated Fixed Rate Debt:	(if not 100%)	Interest Only (I)		Date		9/30/2020		9/30/2020	(a)	9/30/2020	(b)	Spread
Cherry Creek Shopping Center	50.00%	I		6/1/2028		550.0		275.0		3.85%
City Creek Center		A		8/1/2023		74.0		74.0		4.37%
Great Lakes Crossing Outlets		A		1/6/2023		189.6		189.6		3.60%
The Mall at Short Hills		I		10/1/2027		1,000.0		1,000.0		3.48%
Twelve Oaks Mall		A		3/6/2028		288.8		288.8		4.85%
						2,102.5		1,827.5
						3.81%		3.80%
Consolidated Floating Rate Debt:
The Mall at Green Hills		I		12/1/2021		150.0		150.0		1.61%	(c)	1.45%	(c)
International Market Place	93.50%	I		8/9/2021	(d)	250.0		233.8		2.31%		2.15%	(d)
TRG $65M Revolving Credit Facility		I		4/24/2021		0.0	(e)	0.0		1.55%	(e)	1.40%
TRG $1.1B Revolving Credit Facility		I		2/1/2024	(f)	845.0		845.0		2.10%	(f)(i)	1.60%	(f)(i)
						1,245.0		1,228.8
						2.08%		2.08%
Consolidated Floating Rate Debt Swapped to Fixed:
TRG $275M Term Loan		I		2/1/2025		275.0		275.0		3.94%	(g)	1.80%	(g)(i)
TRG $250M Term Loan		I		3/31/2023		250.0		250.0		4.92%	(h)	1.90%	(h)(i)
TRG $1.1B Revolving Credit Facility (portion swapped)		I		2/1/2024	(f)	25.0		25.0		3.74%	(f)	1.60%	(f)(i)
U.S. Headquarters		I		3/1/2024		12.0		12.0		3.49%	(j)
						562.0		562.0
						4.35%		4.35%

Total Consolidated Deferred Financing Costs, Net						(11.9)		(11.5)

Total Consolidated						3,897.5		3,606.7
Weighted Rate (excluding deferred financing costs)						3.34%		3.30%

Joint Ventures Fixed Rate Debt:
CityOn.Xi'an	25.00%	A		3/14/2029		156.1	(k)	39.0		6.00%
CityOn.Zhengzhou	24.50%	A		3/22/2032		76.9	(l)	18.8		5.60%	(l)
Country Club Plaza	50.00%	A	(m)	4/1/2026		312.9		156.5		3.85%
Fair Oaks Mall	50.00%	A		5/10/2023		251.8		125.9		5.32%
The Gardens Mall	48.50%	I - until 8/15/2021	(n)	7/15/2025	(n)	195.0		104.8	(n)	4.13%	(n)
International Plaza	50.10%	A		12/1/2021		293.1		146.9		4.85%
The Mall at Millenia	50.00%	I		10/15/2024		350.0		175.0		4.00%
The Mall at Millenia	50.00%	I		10/15/2024		100.0		50.0		3.75%
Starfield Anseong	49.00%	I		2/28/2025		239.7	(o)	117.5		2.16%	(o)
Starfield Hanam	17.15%	I		11/25/2020		266.6	(p)	45.7		2.58%	(p)
Sunvalley	50.00%	A		9/1/2022		162.0		81.0		4.44%
Taubman Land Associates	50.00%	A		11/1/2022		20.2		10.1		3.84%
The Mall at University Town Center	50.00%	I - until 12/1/2022		11/1/2026		280.0		140.0		3.40%
Waterside Shops	50.00%	I	(q)	4/15/2026		165.0		82.5		3.86%
Westfarms	78.94%	A		7/1/2022		270.2		213.3		4.50%
						3,139.7		1,507.0
						4.05%		4.09%
Joint Venture Floating Rate Debt Swapped to Fixed:
International Plaza	50.10%	A		12/1/2021		155.8		78.1		3.58%	(r)
						155.8		78.1
						3.58%		3.58%

Total Joint Venture Deferred Financing Costs, Net						(7.0)		(3.4)

Total Joint Venture						3,288.4		1,581.6
Weighted Rate (excluding deferred financing costs)						4.03%		4.07%

TRG Beneficial Interest Totals:
Fixed Rate Debt						5,242.1		3,334.4
						3.95%		3.93%
Floating Rate Debt						1,245.0		1,228.8
						2.08%		2.08%
Floating Rate Debt Swapped to Fixed						717.8		640.1
						4.19%		4.26%

Total Deferred Financing Costs, Net						(19.0)		(14.9)

Total						7,185.9		5,188.3
Weighted Rate (excluding deferred financing costs)						3.65%		3.54%

Weighted Average Maturity Fixed Debt				5.6
Weighted Average Maturity Total Debt				4.8

Taubman Centers/17

TAUBMAN CENTERS, INC.
Table 9 - Debt Summary (continued)
As of September 30, 2020
(in millions of dollars, amounts may not add due to rounding)
Beneficial Share of Principal Amortization and Debt Maturities
Year	Fixed Rate Debt (s)	Weighted Rate	Floating Rate Debt	Weighted Rate	Floating Swapped to Fixed (t)	Weighted Rate (t)	Total Deferred Financing Costs, Net	Total Debt	Weighted Rate
2020	54.3	2.86%			0.5	3.58%	(1.1)	53.7	2.87%
2021	176.6	4.78%	383.8	2.03%	77.6	3.58%	(3.8)	634.1	2.98%
2022	318.2	4.46%					(2.9)	315.3	4.46%
2023	386.7	4.32%			250.0	4.92%	(2.2)	634.5	4.56%
2024	245.7	4.00%	845.0	2.10%	37.0	3.66%	(2.0)	1,125.7	2.57%
2025	228.9	3.18%			275.0	3.94%	(1.2)	502.8	3.59%
2026	366.4	3.75%					(1.0)	365.4	3.75%
2027	1,015.3	3.51%					(0.7)	1,014.6	3.51%
2028	531.0	4.35%						531.0	4.35%
2029	5.4	5.84%						5.4	5.84%
2030	2.3	5.60%						2.3	5.60%
2031	2.4	5.60%						2.4	5.60%
2032	1.2	5.60%						1.2	5.60%
	3,334.4	3.93%	1,228.8	2.08%	640.1	4.26%	(14.9)	5,188.3	3.54%

Unencumbered Assets
Center			Location		Ownership %
Consolidated Businesses:
Beverly Center			Los Angeles, CA		100%
Dolphin Mall			Miami, FL		100%
The Gardens on El Paseo			Palm Desert, CA		100%
The Mall of San Juan			San Juan, PR		95%
Unconsolidated Joint Ventures:
Stamford Town Center			Stamford, CT		50%	(u)

(a)	All debt is secured and non-recourse to TRG unless otherwise indicated.
(b)
Includes the impact of interest rate swaps that qualify for hedge accounting, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt or interest rate cap premiums, if any.

(c)
Through November 2020, the LIBOR rate is capped at 3.00%, resulting in a maximum interest rate of 4.45%. In August 2020, we extended the loan to December 2021 and commencing in December 2020, the interest rate will be a variable rate equal to the greater of LIBOR + 2.75% or 3.25%. From December 2020 to December 2021, the LIBOR rate is capped at 2.00%, resulting in a maximum interest rate of 4.75%.

(d)
The $250 million loan bears interest at LIBOR + 2.15% and decreases to LIBOR + 1.85% upon achieving certain performance measures. Two, one-year extension options are available. TRG has provided an unconditional guarantee of 100% of the principal balance and all accrued but unpaid interest during the term of the loan.

(e)
Rate floats daily at LIBOR plus spread. Letters of credit totaling $9.8 million are also outstanding on facility. The facility is recourse to TRG and secured by an indirect interest in 40% of The Mall at Short Hills.

(f)
The unsecured facility bears interest at a range of LIBOR + 1.05% to 1.60% with a facility fee ranging from 0.20% to 0.25% based on our total leverage ratio. Two, six-month extension options are available. The LIBOR rate is swapped to a fixed rate of 2.14% until February 2022 on $25 million of the $1.1 billion TRG revolving credit facility. This results in an effective interest rate in the range of 3.19% to 3.74% until February 2022 on $25 million of the credit facility balance.

(g)
The $275 million unsecured term loan bears interest at a range of LIBOR + 1.15% to 1.80% based on our total leverage ratio. The LIBOR rate is swapped to a fixed rate of 2.14% until February 2022, which results in an effective interest rate in the range of 3.29% to 3.94% until February 2022.

(h)
The $250 million unsecured term loan bears interest at a range of LIBOR + 1.25% to 1.90% based on our total leverage ratio. Through the term of the loan, the LIBOR rate is swapped to a fixed rate of 3.02% which results in an effective interest rate in the range of 4.27% to 4.92%.

(i)
In August 2020, we entered into amendments to waive all of our existing financial covenants related to our primary unsecured revolving line of credit, $275 million unsecured term loan, and $250 million unsecured term loan for the quarter ending September 30, 2020 through and including the quarter ending June 30, 2021. Through the covenant compliance date, our primary unsecured revolving line of credit will bear interest at the maximum total leverage ratio level of LIBOR, subject to a 0.5% floor on the unhedged balance, plus 1.60% with a 0.25% facility fee; our $275 million unsecured term loan will bear interest at the maximum total leverage ratio level of LIBOR plus 1.80%; and our $250 million unsecured term loan will bear interest at the maximum total leverage ratio level of LIBOR plus 1.90%.

(j)	Debt is swapped to an effective rate of 3.49% until maturity.
(k)
1.2 billion Renminbi (RMB) ($176.7 million USD equivalent at September 30, 2020) non-recourse facility. Scheduled principal payments have been paid on the facility since September 2019. Approximately $1.5 million USD remains available for future borrowings using the September 30, 2020 exchange rate.

(l)	1.2 billion RMB ($176.7 million USD equivalent at September 30, 2020) non-recourse facility. The loan bears interest at the 5 year China RMB Loan Prime Rate plus 0.85% and is fixed upon each draw.
(m)
In May 2020, Country Club Plaza entered into a forbearance agreement which deferred principal amortization for the period June through August 2020. This deferred amortization will be repaid September through December 2020.

(n)
Beneficial interest in debt includes $10.2 million of purchase accounting premium from acquisition of The Gardens Mall which reduces the stated rate on the debt of 6.8% to an average effective rate of 4.2% on total beneficial interest in debt over the remaining term of the loan. The effective rate for the current quarter differs from the average over the remaining term of the loan due to differences in amortization methods. The lender has the option to declare the loan due and payable if the net income available for debt service as defined in the loan agreement is less than a certain amount for calendar years 2020 through 2022. In June 2020, The Gardens Mall entered into a loan modification agreement which deferred interest payments for the period June through September 2020. This deferred interest will be repaid October 2020 through May 2021. In addition, the principal amortization that was originally scheduled to begin in August 2020 has been deferred to August 2021.

(o)
300 billion Korean Won (KRW) ($257.6 million USD equivalent at September 30, 2020) non-recourse construction facility which bears interest at the Korea Financial Investment Association (KOFIA) Five Year AAA Financial (Bank) Yield plus 0.76% and is fixed upon each draw. No draws are allowed after February 26, 2021.

(p)
520 billion KRW ($446.4 million USD equivalent at September 30, 2020) non-recourse construction facility which bears interest at the KOFIA Five Year Industrial Financial Debentures Yield plus 1.06% and was fixed upon each draw. In October 2020, this loan was refinanced with a 600 billion KRW (approximately $530 million USD equivalent using current exchange rates), non-recourse five-year, 2.38% fixed rate loan.

(q)
The Waterside Shops loan is interest-only for the term of the loan. However, if net operating income available for debt service as defined in the loan agreement is less than a certain amount for calendar year 2020, the lender may require the loan to amortize based on a 30-year amortization period beginning May 2021. In May 2020, Waterside Shops entered into a loan modification agreement which deferred interest payments for the period May through September 2020. This deferred interest will be repaid October 2020 through May 2021.

(r)	Debt is swapped to an effective rate of 3.58% until maturity. TRG has provided a several guarantee of 50.1% of the swap obligations.
(s)	Principal amortization includes amortization of purchase accounting adjustments.
(t)
Represents principal amortization of floating rate debt swapped to fixed rate debt as of September 30, 2020. Note that not all of this debt may be swapped at these rates through maturity. See footnote (f), (g) and (h) above.

(u)	Stamford Town Center was sold in October 2020.

Taubman Centers/18

TAUBMAN CENTERS, INC.
Table 10 - Owned Centers
As of September 30, 2020
		Sq. Ft. of GLA/		Year Opened/	Year	Ownership
Center	Anchors	Mall GLA		Expanded	Acquired	%
Consolidated Businesses:
Beverly Center	Bloomingdale's, Macy's	846,000		1982		100%
Los Angeles, CA		522,000
Cherry Creek Shopping Center	Macy's, Neiman Marcus, Nordstrom	1,037,000		1990/1998/		50%
Denver, CO		634,000		2015
City Creek Center	Macy's, Nordstrom	623,000		2012		100%
Salt Lake City, UT		342,000
Dolphin Mall	Bass Pro Shops Outdoor World, Bloomingdale's Outlet, Burlington	1,434,000		2001/2007/		100%
Miami, FL	Coat Factory, Cobb Theatres, Dave & Buster's, Marshalls, Polo Ralph	707,000		2015
	Lauren Factory Store, Saks Off 5th
The Gardens on El Paseo	Saks Fifth Avenue	238,000		1998/2010	2011	100%
Palm Desert, CA		187,000
Great Lakes Crossing Outlets	AMC Theatres, Bass Pro Shops Outdoor World, Burlington Coat Factory,	1,355,000		1998		100%
Auburn Hills, MI	Legoland, Nordstrom Rack, Planet Fitness,	533,000
(Detroit Metropolitan Area)	Round 1 Bowling and Amusement, Sea Life
The Mall at Green Hills	Dillard's, Macy's, Nordstrom	998,000	(1)	1955/2011/	2011	100%
Nashville, TN		493,000		2019
International Market Place	Saks Fifth Avenue	340,000		2016		93.5%
Waikiki, Honolulu, HI		261,000
The Mall of San Juan		627,000	(2)	2015		95%
San Juan, PR		389,000
The Mall at Short Hills	Bloomingdale's, Macy's,	1,344,000		1980/1994/		100%
Short Hills, NJ	Neiman Marcus, Nordstrom	605,000		1995 /2011
Twelve Oaks Mall	JCPenney, Lord & Taylor (3), Macy's,	1,520,000	(4)	1977/1978/		100%
Novi, MI (Detroit Metropolitan Area)	Nordstrom	550,000		2007/2008
Total GLA		10,362,000
Total Mall GLA		5,223,000
TRG % of Total GLA		9,790,000
TRG % of Total Mall GLA		4,870,000
Unconsolidated Joint Ventures:
CityOn.Xi'an	Wangfujing	995,000		2016		25%
Xi'an, China		693,000
CityOn.Zhengzhou	G-Super, Wangfujing	919,000		2017		24.5%
Zhengzhou, China		621,000
Country Club Plaza	(5)	947,000	(6)	1922/1977/	2016	50%
Kansas City, MO		729,000		2000/2015
Fair Oaks Mall	JCPenney, Lord & Taylor (3), Macy's (two locations)	1,558,000	(7)	1980/1987/		50%
Fairfax, VA (Washington, DC Metropolitan Area)		562,000		1988/2000
The Gardens Mall	Bloomingdale's, Macy's, Nordstrom,	1,385,000		1988 / 2005	2019	48.5%
Palm Beach Gardens, FL	Saks Fifth Avenue, Sears	450,000
International Plaza	Dillard's, Life Time Athletic, Neiman Marcus, Nordstrom	1,252,000		2001/2015		50.1%
Tampa, FL		615,000
The Mall at Millenia	Bloomingdale’s, Macy's, Neiman Marcus	1,114,000		2002		50%
Orlando, FL		514,000
Stamford Town Center	Macy's, Saks Off 5th	761,000		1982/2007		50%
Stamford, CT		438,000
Starfield Hanam	PK Market, Shinsegae, Traders	1,709,000		2016		17.15%
Hanam, South Korea		978,000
Sunvalley	JCPenney, Macy's (two locations), Sears	1,324,000		1967/1981	2002	50%
Concord, CA (San Francisco Metropolitan Area)		485,000
The Mall at University Town Center	Dillard's, Macy's, Saks Fifth Avenue	863,000		2014		50%
Sarasota, FL		441,000
Waterside Shops	Saks Fifth Avenue	342,000		1992/2006/	2003	50%
Naples, FL		202,000		2008
Westfarms	JCPenney, Lord & Taylor (3), Macy's (two locations), Nordstrom	1,266,000		1974/1983/		79%
West Hartford, CT		497,000		1997
Total GLA		14,435,000
Total Mall GLA		7,225,000
TRG % of Total GLA		6,521,000
TRG % of Total Mall GLA		3,098,000
Grand Total GLA		24,797,000
Grand Total Mall GLA		12,448,000
TRG % of Total GLA		16,311,000
TRG % of Total Mall GLA		7,968,000

(1)		GLA does not reflect the full total incremental GLA to be added in connection with the redevelopment project at the center.
(2)		GLA includes approximately 100,000 square feet of GLA related to the former Saks Fifth Avenue space, which closed in September 2017 and terminated its lease in August 2019.
(3)
GLA includes the former Saks Fifth Avenue store, which closed in September 2016. A portion of this space opened as Mall GLA in 2018, while the remaining 31,000 square feet of GLA of the space is currently under redevelopment as coworking office space.

(4)		GLA includes approximately 228,000 square feet of GLA related to the former Sears space, which closed in March 2019.
(5)		In 2018, Nordstrom announced plans to relocate a store to the center. The new, approximately 116,000-square-foot store is expected to open in Fall 2022.
(6)		GLA includes 218,000 square feet of office property.
(7)		GLA includes approximately 210,000 square feet of GLA related to the former Sears space, which closed in November 2018 and is now partially occupied.

Taubman Centers/19

TAUBMAN CENTERS, INC.
Table 11 - Anchors in Owned Portfolio
As of September 30, 2020
	Number
Name	of Stores		GLA	% of GLA
Macy's
Bloomingdale's (1)	4		850
Macy's	13		2,803
Macy's Men's Store/Furniture Gallery	3		489
		20	4,142	18.8%
Nordstrom (2)		8	1,233	5.6%
Hudson's Bay Company
Lord & Taylor (3)	3		392
Saks Fifth Avenue	5		381
Saks Off 5th (4)	1		78
		9	851	3.9%
JCPenney		4	745	3.4%
Dillard's		3	596	2.7%
Wangfujing		2	565	2.6%
Shinsegae
PK Market	1		63
Shinsegae	1		484
		2	547	2.5%
Neiman Marcus		4	402	1.8%
Sears		2	390	1.8%
Traders		1	183	0.8%
Life Time Athletic		1	56	0.3%
G-Super		1	36	0.2%
Total		57	9,746	44.3%	(5)

(1)			Excludes one Bloomingdale's Outlet store at a value center.
(2)			Excludes one Nordstrom Rack at an outlet center.
(3)			In August 2020, Lord & Taylor filed for bankruptcy and announced plans to close its three stores in our portfolio at Twelve Oaks Mall, Fair Oaks Mall, and Westfarms following liquidation sales.
(4)			Excludes one Saks Off 5th store at a value center.
(5)			Percentages may not add due to rounding.

Taubman Centers/20

TAUBMAN CENTERS, INC.
Table 12 - Major Tenants in Owned Portfolio
As of September 30, 2020
Tenant	Number of Stores	Square Footage	% Mall GLA
Forever 21 (Forever 21, XXI Forever)	16	448,690	3.6%
H&M	19	416,991	3.3%
The Gap (Gap, Gap Kids, Baby Gap, Banana Republic, Janie and Jack, Old Navy, Athleta, and others)	56	413,155	3.3%
Limited Brands (Bath & Body Works/White Barn Candle, Pink, Victoria's Secret, and others)	39	277,348	2.2%
Inditex (Zara, Zara Home, Massimo Dutti, Bershka, and others)	20	235,063	1.9%
Urban Outfitters (Anthropologie, Free People, Urban Outfitters)	29	230,486	1.9%
Williams-Sonoma (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, and others)	27	222,918	1.8%
Abercrombie & Fitch (Abercrombie & Fitch, Hollister, and others)	30	199,372	1.6%
LVMH (Sephora, Louis Vuitton, Dior, Fendi, Loro Piana, Bvlgari, Kenzo, and others)	43	184,815	1.5%
Restoration Hardware	5	179,954	1.4%